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                                  EXHIBIT 10.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
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                       Consent of Independent Accountants



We consent to the inclusion in this prospectus for the "AUL Individual No Load Flexible Premium Deferred Variable Annuity" of our report dated Feburary 26, 1999, on our audits of the combined financial statements of American United Life Insurance Company. We also consent to the reference to our firm under the caption "Independent Accountants."



/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP

April 1, 1999